Exhibit 32.1

                   Certification Pursuant to 18 U.S.C. 1350,
                      As Adopted Pursuant to Section 906
                      of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of Digital Fuel, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned Chief Executive Officer of the Company, do certify, to my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 16, 2009



 /s/ Michael R. Farley
-------------------------
Michael R. Farley
Chief Executive Officer